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                                Exhibit 23(a)



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                                   CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2006 relating to the financial statements of Boss Holdings, Inc., which appears in Boss Holdings, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

/s/ McGladrey & Pullen, LLP
Davenport, Iowa
March 30, 2006